HOME PROPERTIES OF NEW YORK                  Exhibit 99
SUPPLEMENTAL SCHEDULE
Debt Summary Schedule
                  AS OF:   12/31/01

                                                                          MATURITY
FIXED                      LENDER                       RATE    BALANCE     DATE
-----                      ------                       ----    -------     ----
ROYAL GARDENS              First Union Nat'l Bank     7.6600  10,765,892  08/01/02
THE COLONY                 John Hancock               7.6000  15,502,268  08/01/02
BAYBERRY                   AMEX/IDS                   9.7500   2,454,046  10/01/02
VILLAGE GREEN              John Hancock               7.7500   4,491,459  11/01/02
BROOK HILL                 John Hancock               7.7500   4,581,288  11/01/02
1600 ELMWOOD               John Hancock               7.7500   5,030,434  11/01/02
TERRY                      North Fork Bank            7.7500   1,908,586  05/01/03
ELMWOOD TERRACE            John Hancock               8.2500   4,559,608  11/01/03
CURREN TERRACE             GMAC                       8.3550   9,118,487  11/01/03
SHERRY LAKE                GMAC                       7.8750   6,062,444  01/01/04
GLEN MANOR                 AMEX/IDS                   8.1250   3,521,244  05/01/04
SEMINARY TOWERS 3rd        First Union Nat'l Bank     5.9100  17,600,000  07/01/04
CASTLE CLUB (HP @)         Legg Mason RE              9.5500   3,631,876  03/01/05
WILLIAM HENRY              Legg Mason RE              7.6400  13,980,937  10/01/05
IDLYWOOD                   Morgan Guaranty            8.6250   9,011,866  11/01/05
BAYVIEW/COLONIAL           Midland Loan               8.3500   5,976,873  11/01/05
CARRIAGE HILL - MI         Prudential - Fannie Mae    7.3600   3,676,359  01/01/06
CARRIAGE PARK              Prudential - Fannie Mae    7.4800   5,299,732  01/01/06
CHERRY HILL                Prudential                 7.9900   4,367,393  01/01/06
MID-ISLAND                 North Fork Bank            7.5000   6,675,000  05/01/06
DEVONSHIRE - 1st (*)       AMI Capital                8.0000  20,053,888  06/01/06
NEWCASTLE                  Presidential Funding       6.4500   6,000,000  07/31/06
COUNTRY VILLAGE            PW Funding                 8.3850   6,461,059  08/01/06
HAMPTON COURT              ORIX RE Capital            8.8750   3,523,564  09/01/06
RAINTREE                   Capitalized Lease          8.5000   6,059,704  11/01/06
MILL TOWNE VILLAGE         Prudential - Fannie Mae    6.3250   8,530,000  01/01/07
WOODGATE PLACE             ARCS Mortgage              7.8650   3,326,831  01/01/07
SEMINARY TOWERS - 1st      First Union Nat'l Bank     8.2200   2,465,198  07/01/07
SEMINARY TOWERS - 2nd      First Union Nat'l Bank     8.4000   2,039,855  07/01/07
SOUTHERN MEADOWS (*)       CapMark Svcs.              8.2340  20,478,386  07/11/07
COURTYARDS VILLAGE (*)     Berkshire Mtg-Freddie      7.8800   5,327,901  08/01/07
PAVILION - 2nd             Capri Capital              7.4500   3,836,942  01/01/08
VIRGINIA VILLAGE           First Union NB - Svcr      6.9100   9,551,130  01/01/08
MAPLE LANE APTS - II       AMI Capital                7.2050   5,821,026  01/01/08
VALLEY PARK S              Capri Capital              6.9300   9,719,888  01/01/08
VALLEY PARK SOUTH - 2nd    Capri Capital              6.7400   3,788,000  01/01/08
CYPRESS PLACE              Reilly Mortgage            7.1300   6,506,457  01/01/08
CANDLEWOOD, IND            Morgan Guaranty            7.0200   7,494,897  02/01/08
DETROIT PORTFOLIO          Morgan Guaranty            7.5100  46,825,469  06/01/08
CANTERBURY - 4             Allfirst Mtg               7.6700   2,104,070  06/01/08
WELLINGTON WOODS/LAKES     ORIX RE Capital            6.9800   7,913,609  06/01/08
SHERWOOD GARDENS           Legg Mason RE              6.9800   2,994,938  07/01/08
GOLF CLUB (HP @)           ARCS Mortgage              6.5850  16,689,573  12/01/08
DEVONSHIRE - 2nd           AMI Capital                6.7200   5,026,406  01/01/09
MANSION HOUSE              1st Niagara Bank           7.5000     668,899  01/01/09
RIDLEY PORTFOLIO           Klorfine et. al.           8.0000  15,750,000  07/28/09
OLD FRIENDS                M and T Bank               6.7300   2,335,384  08/01/09
MULTI-PROPERTY             M & T Bank - Freddie       7.5750  45,400,000  05/01/10
CONIFER VILLAGE            Baldwin Devl'p Corp.       7.2000   2,270,000  06/01/10
HP@DEVON (SGRTWN MEWS)     Prudential - Fannie Mae    7.5000  28,892,000  10/01/10
TREXLER PARK (HP @)        Prudential - Fannie Mae    7.5000  10,140,000  10/01/10
RIDGEWAY                   GMAC                       8.3750   1,029,112  11/01/10
MULTI-PROPERTY             Prudential - Fannie Mae    7.2500  32,978,000  01/01/11
MULTI-PROPERTY             Prudential - Fannie Mae    6.3600   8,141,000  01/01/11
MULTI-PROPERTY             Prudential - Fannie Mae    6.1600  58,881,000  01/01/11
ORLEANS VILLAGE            Prudential - Fannie Mae    6.8150  43,745,000  01/01/11
RACQUET CLUB               Prudential - Fannie Mae    6.8750  22,738,995  04/01/11
ROLLING PARK               Prudential - Fannie Mae    6.8750   5,303,382  04/01/11
MEADOWS APARTMENTS         Prudential - Fannie Mae    6.8750   3,503,910  05/01/11
TIMBERCROFT TH's 1 - 1st   GMAC                       8.5000     842,506  05/01/11
LAKE GROVE                 Prudential - Fannie Mae    6.5400  27,675,000  12/01/11
TIMBERCROFT TH's 3 - 1st   GMAC                       8.0000   1,139,164  02/01/12
GATEWAY VILLAGE            Prudential - Fannie Mae    6.8850   7,330,962  05/01/12
COLONIES                   Prudential - Fannie Mae    7.1100  22,388,378  06/01/12
WOODHOLME MANOR            Prudential - Fannie Mae    7.1600   3,929,163  07/01/12
VILLAGE SQUARE 3           Beal Bank                  7.0000     943,534  11/01/12
MORNINGSIDE/CARRIAGE HL    Morgan Guaranty            6.9900  19,359,496  05/01/13
MULTI-PROPERTY             Prudential - Fannie Mae    6.4750  00,000,000  08/31/13
DEERFIELD WOODS            GE Financial               7.0000   3,347,678  01/01/14
SPRINGWELLS                AMEX/IDS                   8.0000  11,094,923  07/01/15
PINES OF PERINTON          NYS Urban Development      8.5000   8,235,419  05/01/18
CANTERBURY I - 2nd         Allfirst Mtg               8.5000   1,265,591  06/01/18
CANTERBURY I I- 2nd        Allfirst Mtg               8.5000   1,047,904  06/01/18
CANTERBURY I I I- 2nd      Allfirst Mtg               8.5000     595,783  06/01/18
CANTERBURY I - 1st         GMAC                       7.5000   3,554,038  06/01/18
PAVILION - 1st             Capri Capital              8.0000   8,486,753  11/01/18
BONNIE RIDGE               Prudential                 6.6000  18,400,669  12/15/18
TIMBERCROFT TH's 3 - 2nd   Allfirst Mtg               8.3750   3,321,690  06/01/19
TIMBERCROFT TH's 1 - 2nd   Allfirst Mtg               8.3750   2,255,174  06/01/19
CANTERBURY I I - 1st       HUD                        7.5000   3,545,798  09/01/19
VILLAGE GREEN, FW          ARCS Mortgage              8.2300   4,162,242  10/01/19
RAINTREE                   Leasehold Mortgage         8.5000   1,115,070  04/30/20
HP@NEWARK (CHSTNT CRSG)    Reilly Mortgage            9.3400   9,624,297  07/01/20
MACOMB MANOR               EF&A Funding               8.6300   3,947,882  06/01/21
VILLAGE SQUARE 1&2         Continental Wingate        8.1250   6,362,054  08/01/21

                                                                          MATURITY
FIXED                      LENDER                       RATE    BALANCE     DATE
-----                      ------                       ----    -------     ----
CANTERBURY I I I - 1st     USGI, Inc.                 7.5000   2,486,894  11/01/21
SHAKESPEARE PARK           Reilly Mortgage            7.5000   2,549,341  01/01/24
BLACKHAWK                  Capstone Realty            7.6500  10,604,349  10/01/31
OWINGS RUN 1               Reilly Mortgage            8.0000  17,483,036  10/01/35
OWINGS RUN 2               Prudential Huntoon         8.0000  14,576,889  06/01/36
                                                             -----------

     WTD AVG - FIXED SECURED                            7.25 954,202,942
                                                             -----------
     % OF PORTFOLIO - FIXED                                         96.1%

VARIABLE SECURED
----------------
MAPLE LANE - I  - Eqv.
 Bond Yield                Civitas Bank                3.750   6,155,000  07/27/07
            Adjusts Weekly

     WTD AVG - VARIABLE SECURED                         3.75   6,155,000
                                                             -----------

     WTD AVG - TOTAL SECURED DEBT                       7.24 960,357,942


VARIABLE UNSECURED - LINE OF CREDIT
-----------------------------------
LINE OF CREDIT             M and T Bank et. al.       3.1756  32,500,000  09/01/02
                                                             -----------
       Adjusts Daily  LIBOR + 125



     WTD AVG - COMBINED DEBT                            7.11 992,857,942
                                                             ===========

-----------------------------------------------------------
WTG AVG - TOTAL SECURED DEBT                          7.24
-----------------------------------------------------------
WTD AVG - TOTAL PORTFOLIO                             7.11
-----------------------------------------------------------

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                           FREE & CLEAR PROPERTIES
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1600 East Avenue                 164       Lakeshore Villas           152
Apple Hill Apartments            498       Maple Tree                 84
Beechwood Gardens                160       Northgate Manor            224
Candlewood Gardens               126       Paradise Lane              324
Carriage Hill - NY               140       Patricia Apts - NY         100
Cedar Glen                       110       Pearl Street               60
Cloverleaf Village               148       Perinton Manor             224
Cornwall Park                    75        Rider Terrace              24
Coventry Village Apartments      94        South Bay Manor            61
East Hill Gardens                33        Sunset Gardens             217
Emerson Square                   96        The Manor                  435
Fairview Apartments              210       The Lakes                  434
Fenland Field                    234       Westminster Place          240
Harborside Manor                 281
     TOTAL FREE AND CLEAR PROPERTIES:    27             UNITS:         4,948
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